DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (the “Agreement”) is effective as of August 15, 2009 (the “Effective Date”) by and between CoConnect, Inc., a Nevada corporation (the “Company”) and Noctua Fund Manager, LLC, a Delaware limited liability company (“NFM”). The Company and NFM may be individually referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, as of the date of this Agreement, the Company maintains $26,414 in debt owed to NFM related to expenses previously paid for by NFM related to professional fees and certain general and administrative expenses of the Company (the “Debt”);

WHEREAS, NFM has demanded payment of the Debt;

WHEREAS, the Company has reviewed its books and records and confirms the existence of and liability for the Debt;

WHEREAS, the Company has made representations to NFM that the Company is unable to settle the Debt through the payment of cash;

WHEREAS, the Company has approached NFM and requested additional funding to assist the Company in their ongoing corporate reporting requirements;

WHEREAS, considering the Company is unable to settle the Debt through the payment of cash, the Company believes it to be in the best interest of the Company and its shareholders to settle the current liability under the Debt and exchange the Debt as described herein;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

AGREEMENT

1.           Exchange Terms.    NFM hereby agrees to cancel the Debt and settle and resolve any and all past, present and future claims NFM may have against the Company related to the Debt. Following the execution of this Agreement, the Company shall issue NFM two promissory notes in the total amount of $27,724 (the “Settlement Notes,” represented by promissory notes series 08152009-B1 and 08152009-B2, copies of which have been attached hereto as Exhibit A and Exhibit B) which shall represent, acknowledge and memorialize the Debt and the New Loan defined below. Further, the Company agrees to indemnify NFM and hold it individually and collectively harmless against any losses, claims, damages or liabilities incurred by NFM, in connection with, or relating in any manner, directly or indirectly, to the Debt and/or the Settlement Notes. Additionally, the Company agrees to immediately reimburse NFM individually and collectively for any and all expenses, including, without limitation, attorney fees, incurred by NFM in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to NFM’s business relationships with the Company, including, but not limited to the Debt and/or the Settlement Notes (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action). The Company further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of NFM and their heirs, legal representatives, successors and assigns.  The provisions set forth in this Section shall survive any termination of this Agreement.

2.           New Loan.   NFM shall deliver to the Company $1,310 (the “New Loan”) which shall be used for the corporate actions described above and shall be included in the balance of the Settlement Notes.

3.           Assignability.  The Settlement Notes shall be binding upon the Company and its successors, and shall inure to the benefit of NFM and their successors and assigns. The Settlement Notes, and all of the terms and conditions described herein, are assignable and may be transferred sold, or pledged, hypothecated or otherwise granted as security by NFM at their sole discretion. The Company may not assign any of its obligations under the Settlement Notes without the consent of NFM.

4.           Dispute Resolution.   The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

5.           Attorney’s Fees.   Should any Party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.

6.           No Oral Change; Waiver.  This Agreement may only be changed, modified, or amended in writing by the mutual consent of the Parties hereto.  The provisions of this Agreement may only be waived in or by writing signed by the Party against whom enforcement of any waiver is sought.

7.           Severance.    Should any provision of this Agreement be held by a court of competent jurisdiction to be invalid, void or unenforceable for whatever reason, the remaining provisions not so declared shall, nevertheless, continue in full force and effect, without being impaired in any manner whatsoever.

8.           Acknowledgments and Assent.   The Parties acknowledge that they have been given adequate time to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement. The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

SIGNATURE PAGE

IN WITNESS WHEREOF the Parties have executed this Agreement effective as of August 15, 2009.

COMPANY CoConnect, Inc. /s/ Mark L. Baum ___________________________________ By: Mark L. Baum, Esq. Its: President	NFM Noctua Fund Manager, LLC /s/ James B. Panther, II ___________________________________ By: James B. Panther, II Its: Managing Member

LIST OF EXHIBITS

Exhibit A………………..	Settlement Note Series 08152009-B1
Exhibit B………………..	Settlement Note Series 08152009-B2

THIS SECURED CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE UNDER SAID ACT, OR ANY OTHER VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR AN OPINION OF COUNSEL FROM THE HOLDER (AS DEFINED HEREIN) THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

COCONNECT, INC.

SECURED CONVERTIBLE PROMISSORY NOTE
Series 08152009-B1

Principal Amount: $13,862	Issuance Date: August 15, 2009

Interest Rate: 5%	Maturity Date: November 15, 2009

WHEREAS, on or about August 15, 2009, CoConnect, Inc., a Nevada corporation (the “Borrower”), entered into a debt exchange agreement with Noctua Fund Manager, LLC, a Delaware limited liability company (the “Holder”) requiring the issuance of a secured convertible promissory note to the holder in the total amount of $13,862 (the “Exchange Agreement,” a copy of which has been attached hereto as Exhibit A). The Holder and the Borrower may hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained herein, and for good and valuable consideration, receipt of which is hereby acknowledged, the Borrower hereby issues this secured convertible promissory note and the Parties hereby agree as follows:

ARTICLE I
GENERAL PROVISIONS

1.1            Issuance of Note.  Upon the following terms and conditions, the Borrower hereby issues to the Holder, and the Holder hereby accepts from the Borrower, this note (the “Note”) in the aggregate principal amount of Thirteen Thousand Eight Hundred and Sixty Two Dollars (US$13,862), convertible into shares of the Borrower's common stock, par value $0.01 per share (the “Common Stock”), due and payable on or before November 15, 2009 (the “Maturity Date”). The Borrower and the Holder are executing and delivering this Note in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

1.2           Interest.  Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to five percent (5%), of the Note, payable upon the Maturity Date at the option of the Holder in (i) cash, or (ii) in registered shares of Common Stock. If Holder elects to receive interest in Common Stock, the price of the Common Stock shall be determined in accordance with Section 2 herein. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date.  Furthermore, upon the occurrence of an Event of Default (as defined in Article V below), then to the extent permitted by law, the Borrower will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

1.3            Conversion.  Borrower has authorized, and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to one hundred and fifty percent (150%) of the aggregate number of shares of Common Stock to effect the conversion of the Note and any interest accrued and outstanding thereon as of the Issuance Date. Any shares of Common Stock issuable upon conversion of the Note and any interest accrued and outstanding on the Note are herein referred to as the “Conversion Shares”. The Note and the Conversion Shares are sometimes collectively referred to herein as the “Securities”. The conversion privileges set forth in Article II shall remain in full force and effect immediately from Issuance Date and until the Note is paid in full regardless of the occurrence of an Event of Default.  The Note shall be payable in full upon demand, unless previously converted into Common Stock in accordance with Article II hereof.

1.4           Security Interest.  The Note shall be secured by all of the assets of the Borrower up to the amount of this Note (the “Collateral”). The Borrower hereby provides the Holder express consent to file a UCC-1 Financing Statement for the purpose of securing the Holder’s interest in the Collateral.

ARTICLE II
CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into Conversion Shares as set forth below.
2.1           Conversion into the Borrower's Common Stock.

(a)          The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price per share, subject to adjustment as provided in Section 2.1(c) hereof, equal to $0.01 (the "Conversion Price"). Upon delivery to the Borrower of a notice of conversion, the Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note, if any, through the Conversion Date directly to the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted by the Conversion Price.

(b)            The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to this Section 2, shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i)           Merger, Sale of Assets, etc.  If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or Holder. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or Holder after any such consolidation, merger, sale or conveyance.

(ii)           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(iii)           Stock Splits, Combinations and Dividends.  In the event of any capital restructuring of the Borrower including, but not limited to, any an event in which the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be adjusted to the lesser of: (i) $0.01; or (ii) 70% of the lowest closing bid price of the Common Stock as quoted by Bloomberg, LP for the thirty (30) day period prior to such Conversion Date.

(c)           Borrower represents that upon the issuance of any Conversion Shares, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2           Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in this Section.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

2.3           Maximum Conversion.  The Holder shall not be entitled to convert an amount of the Note which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date; provided, however, the Holder may waive the limitations set forth herein at its sole and absolute discretion by written notice of not less than sixty-one (61) days to the Borrower.   For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Note are convertible shall be the responsibility and obligation of the Holder.  The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after ten (10) days prior written notice to the Borrower to increase such percentage to up to 9.99%. The Holder may allocate which of the equity of the Borrower deemed beneficially owned by the Holder shall be included in the 4.99% amount or up to 9.99% amount as described above.

2.4            Buy-In.  In addition to any other rights available to the Holder, if the Borrower fails to deliver to the Holder shares issuable upon conversion of a Note by the Delivery Date (as defined herein) and if after seven (7) business days after such date the Holder or a broker on the Holder’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Common Stock which the Holder was entitled to receive upon such conversion (a "Buy-In"), then the Borrower shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (i) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (ii) the aggregate principal and/or interest amount of the Note for which such conversion, exercise or required delivery was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal having an aggregate purchase price of $10,000, then the Borrower shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants to the Holder as follows:

(a)          Due Incorporation.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the requisite corporate power to own its properties and to carry on its business. The Borrower is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purpose of this Note, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Borrower taken individually, or in the aggregate, as a whole.  For purposes of this Note, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

(b)            Capitalization.  All issued and outstanding shares of capital stock of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable.

(c)            Authority; Enforceability.  This Note has been duly authorized, executed and delivered by the Borrower and Subsidiaries (as the case may be) and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  The Borrower and Subsidiaries have full corporate power and authority necessary to enter into and deliver the Note and to perform their obligations thereunder.

(d)            Additional Issuances.   There are no outstanding agreements or preemptive or similar rights affecting the Common Stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of Common Stock or equity of the Borrower or other equity interest in any of the Subsidiaries of the Borrower.

(e)            No Violation or Conflict.  Neither the issuance nor sale of the Securities nor the performance of the Borrower’s obligations under this Note and all other agreements entered into by the Borrower relating thereto by the Borrower will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any  material respect) of a material nature under (1) the articles or certificate of incorporation, charter or bylaws of the Borrower, (2) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Borrower of any court, governmental agency or body, or arbitrator having jurisdiction over the Borrower or over the properties or assets of the Borrower or any of its affiliates, (3) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Borrower or any of its affiliates is a party, by which the Borrower or any of its affiliates is bound, or to which any of the properties of the Borrower or any of its affiliates is subject, or (4) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Borrower, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect;

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Borrower or any of its affiliates, except as contemplated herein;

(iii)           result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Borrower, nor result in the acceleration of the due date of any obligation of the Borrower; or

(iv)           result in the activation of any piggy-back registration rights of any person or entity holding securities or debt of the Borrower or having the right to receive securities of the Borrower.

(f)            The Securities.  The Securities upon issuance:

(i)                      are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the date of issuance of the Conversion Shares, the Conversion Shares will be duly and validly issued, fully paid and nonassessable or if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted;

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Borrower;

(iv)           will not subject the holders thereof to personal liability by reason of being such holders, provided Holder’s representations herein are true and accurate and Holder takes no actions or fails to take any actions required for their purchase of the Securities to be in compliance with all applicable laws and regulations; and

(v)           provided Holder’s representations herein are true and accurate, will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.

(g)            Stop Transfer.  The Borrower will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Holder.

(h)            Defaults.   The Borrower is not in violation of its articles of incorporation or bylaws and is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to the Borrower’s knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(i)            Not an Integrated Offering.  Neither the Borrower, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Note to be integrated with prior offerings by the Borrower for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the principal market which would impair the exemptions relied upon herein or the Borrower’s ability to timely comply with its obligations hereunder. Nor will the Borrower or any of its affiliates take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this offering or the Borrower’s ability to timely comply with its obligations hereunder. The Borrower will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities which would impair the exemptions relied upon in this offering or the Borrower’s ability to timely comply with its obligations hereunder.

(j)            No Undisclosed Liabilities.  The Borrower has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed herein, other than those incurred in the ordinary course of the Borrower’s businesses and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(k)            Investment Company.   Neither the Borrower nor any affiliate is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l)            Survival.  The foregoing representations and warranties shall survive until three (3) years after the Issuance Date.

3.2            Representations and Warranties of the Holder.  The Holder hereby represents and warrants to the Borrower with respect solely to itself and not with respect to any other Holder as follows:

(a)            Organization and Standing of the Holder.  The Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its Delaware.

(b)            Authorization and Power.  The Holder has the requisite power and authority to enter into this Note and to receive the Securities being sold to it hereunder.  The execution, delivery and performance of the Securities by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Holder or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by the Holder, the Note shall constitute valid and binding obligations of the Holder enforceable against such Holder in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c)            Acquisition for Investment.  The Holder is purchasing the Securities solely for its own account and not with a view to or for sale in connection with distribution. The Holder does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Holder does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. The Holder acknowledges that it (i) has such knowledge and experience in financial and business matters such that Holder is capable of evaluating the merits and risks of Holder's investment in the Borrower, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Borrower and the Subsidiaries and to the officers of the Borrower and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(d)            No General Solicitation.  The Holder acknowledges that the Securities were not offered to such Holder by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Holder was invited by any of the foregoing means of communications. The Holder, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(e)            Certain Fees.  Other than as described herein, the Holder has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Note.

ARTICLE IV
COVENANTS

The Borrower covenants with the Holder as follows, which covenants are for the benefit of the Holder and their respective permitted assignees.

4.1           Inspection Rights.  The Borrower shall permit, during normal business hours and upon reasonable request and reasonable notice, the Holder or any employees, agents or representatives thereof, so long as such Holder shall be obligated hereunder to purchase the Note or shall beneficially own any Conversion Shares for purposes reasonably related to such Holder's interests as a stockholder, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Borrower and any Subsidiary, and to discuss the publicly available, non-confidential affairs, finances and accounts of the Borrower and any Subsidiary with any of its officers, consultants, directors, and key employees.

4.2           Compliance with Laws.  The Borrower shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

4.3           Keeping of Records and Books of Account.  The Borrower shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

4.4           Other Agreements.  The Borrower shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Borrower or any Subsidiary under the Note.

4.5           Disclosure of Material Information.  The Borrower covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Holder or its agents or counsel with any information that the Borrower believes constitutes material non-public information, unless prior thereto such Holder shall have executed a written agreement regarding the confidentiality and use of such information.  The Borrower understands and confirms that the Holder shall be relying on the foregoing representations in effecting transactions in securities of the Borrower. In the event such information is disclosed to the Holder, the Borrower shall publicly disclose such information in a Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) within four days of the disclosure of such information.

4.6           Pledge of Securities.  The Borrower acknowledges that the Securities may be pledged by a Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Holder effecting a pledge of the Securities shall be required to provide the Borrower with any notice thereof or otherwise make any delivery to the Borrower pursuant to this Note; provided that a Holder and its pledgee shall be required to comply with the provisions herein in order to effect a sale, transfer or assignment of Securities to such pledgee.

4.7           Amendments.  The Borrower shall not amend or waive any provision of the Articles of Incorporation or Bylaws of the Borrower without the express written consent of the Holder.

4.8           Distributions.  So long as the Note remains outstanding, the Borrower agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or other equity security of the Borrower or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Borrower.

4.9           Reservation of Shares.  So long as the Note remains outstanding, the Borrower shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, one hundred and fifty percent (150%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

4.10           Transfer Agent.  The Borrower’s current transfer agent is Action Stock Transfer Corporation. So long as the Note remains outstanding, the Borrower shall not change transfer agents without the express written consent of the Holder. In addition, the Borrower shall issue irrevocable instructions (the “Irrevocable Transfer Agent Instructions” attached hereto as Exhibit B) to its transfer agent, and any subsequent transfer agent. The Borrower warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section will be given by the Borrower to its transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Borrower as and to the extent provided in this Note. If the Holder provides the Borrower or the Borrower’s transfer agent with an opinion of counsel of the Holder’s choosing to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the Securities Act or the Holder provides the Borrower with reasonable assurances that the Conversion Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Borrower hereby expressly authorizes the transfer agent to accept such opinion or assurances without any Borrower approval required and expressly authorizes and instructs the transfer agent to affect such transfer, and, in the case of the Conversion Shares, issue one or more certificates in such name and in such denominations as specified by such Holder and without any restrictive legend.  The Borrower acknowledges that a breach by it of its obligations under this Section will cause irreparable harm to the Holder by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Section will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Section, that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer of such shares, without the necessity of showing economic loss and without any bond or other security being required.

4.11           Disposition of Assets.  So long as the Note remains outstanding, neither the Borrower nor any subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its intellectual property to any person except for sales with the prior written consent of the Holder.

4.12           Restrictions on Issuances of Securities.  So long as any amount of the principal or interest of the Note remains outstanding, the Borrower shall not issue any additional securities, including any class of common or preferred shares, nor designate any new class of securities without the prior written consent of the Holder.

4.13           Restrictions on Subsequent Financings.  So long as any amount of the principal or interest of the Note remains outstanding, the Borrower shall not offer or sell to, or exchange with (or other type of distribution to) any third party any debt instrument, including, but not limited to securities convertible, exercisable or exchangeable into Common Stock or any other equity security of the Borrower, without the prior written consent of the Holder with such consent not, provided adequate security to the Holder, to be unreasonably withheld.

ARTICLE V
                                                                                                                        EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

5.1           Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note when due and such failure continues for a period of five (5) business days after the due date.

5.2           Failure to Convert. The Borrower provides notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock.

5.3           Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) business days.
5.4           Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made.

5.5           Receiver or Trustee.  The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

5.6           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within forty-five (45) days of initiation.

5.7           Delisting.   Delisting of the Common Stock from any Principal market; failure to comply with the requirements for continued listing on a Principal market for a period of seven consecutive trading days; or notification from a Principal market that the Borrower is not in compliance with the conditions for such continued listing on such Principal market.

5.8           Stop Trade.  An SEC or judicial stop trade order or Principal market trading suspension with respect to Borrower’s Common Stock that lasts for five (5) or more consecutive trading days.

5.9           Failure to Deliver Common Stock or Replacement Note.  Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and, if requested by Borrower, a replacement Note.

5.10           Failure to Remove Restrictive Legend. The failure of the Borrower to instruct its transfer agent to remove any legends from shares of Common Stock pursuant to Section 4.10 herein and issue such un-legended certificates to the Holder within three (3) business days of the Holder’s request.

5.11           Stock Splits.   The Borrower effectuates a reverse or forward split of its Common Stock without express written consent from the Holder.

5.12           Reservation Default. The occurrence of reservation default as described in this Note.

ARTICLE VI
INDEMNIFICATION

6.1           General Indemnity.  The Borrower agrees to indemnify the Holder and hold it harmless against any losses, claims, damages or liabilities incurred by the Holder, in connection with, or relating in any manner, directly or indirectly, to the Holder in connection with the Note. Additionally, the Borrower agrees to reimburse the Holder immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Holder in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, from the Note (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action).  The Borrower further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Holder and their heirs, legal representatives, successors and assigns.  The provisions set forth in this Section shall survive any termination of this Note.

ARTICLE VII
                                                                                                                                                                                              MISCELLANEOUS

7.1           Fees and Expenses.  Each Party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Note; provided however, the Borrower shall pay all reasonable fees and expenses incurred by the Holder in connection with the enforcement of this Note, including, without limitation, all reasonable attorneys' fees and expenses.

7.2           Specific Performance; Consent to Jurisdiction; Venue.

(a)            The Borrower and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Note was not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)            This Note shall be governed by and construed in accordance with the laws of the State of Florida without reference to applicable conflict of law principles.  All Parties consent to the exclusive jurisdiction of the Federal Court or any state court sitting in Florida in any action, suit or other proceeding arising out of or relating to this Note and each Party irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO.  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Note shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

7.3           Entire Agreement; Amendment.  This Note and the Exchange Agreement contains the entire understanding and agreement of the Parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Exchange Agreement, neither the Borrower nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Note may be waived or amended other than by a written instrument signed by the Borrower and the Holder holding at least a majority of the principal amount of the Note then held by the Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holder (and their permitted assigns) and the Borrower.

7.4           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy, e-mail or facsimile transmission at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Borrower, to: CoConnect, Inc. 2038 Corte del Nogal, Suite 110 Carlsbad, California 92011 Fax: (760) 804-8845	If to the Holder, to: Noctua Fund Manager, LLC E-mail:

Any Party hereto may from time to time change its address for notices by giving written notice of such changed address to the other Party hereto.

7.5           Waivers.  No waiver by either Party of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.6           Headings.  The article, section and subsection headings in this Note are for convenience only and shall not constitute a part of this Note for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

7.7           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. This Note, and all of the terms and conditions described herein, is assignable and may be transferred sold, or pledged, hypothecated or otherwise granted as security freely by the Holder. The Borrower may not assign any of its obligations under this Note without the consent of the Holder.

7.8           No Third Party Beneficiaries.  This Note is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9           Survival.  The representations and warranties of the Borrower and the Holder shall survive the execution and delivery hereof.

7.10           Counterparts.  This Note may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Parties hereto, it being understood that all Parties need not sign the same counterpart.

7.11           Severability.  The provisions of this Note are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Note and this Note shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

7.12           Further Assurances.  From and after the date of this Note, upon the request of the Holder or the Borrower, the Borrower and the Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Note

7.13           Shareholder Status.  The Holder shall not have rights as a shareholder, including any voting right, of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

7.14           Acknowledgments and Assent.  The Parties individually and collectively acknowledge that they have been given adequate time to consider this Note and that they were advised to consult with an independent attorney prior to signing this Note and that they have in fact consulted with counsel of their own choosing prior to executing this Note. The Parties agree that they have read this Note and understand the content herein, and freely and voluntarily assent to all of the terms herein.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Borrower has signed and sealed this Note and delivered it as of the date first set forth above.

COCONNECT, INC. A Nevada corporation /s/ Mark L. Baum
By: Mark L. Baum, Esq. Its: President

FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

LIST OF EXHIBITS

Exhibit A…………Exchange Agreement
Exhibit B…………Irrevocable Transfer Agent Instruction Letter

THIS CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE UNDER SAID ACT, OR ANY OTHER VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR AN OPINION OF COUNSEL OF THE BORROWER (AS DEFINED HEREIN) THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

COCONNECT, INC.

CONVERTIBLE PROMISSORY NOTE
Series 08152009-B2

Principal Amount: $13,862	Issuance Date: August 15, 2009

Interest Rate: 5%	Maturity Date: November 15, 2009

WHEREAS, on or about August 15, 2009, CoConnect, Inc., a Nevada corporation (the “Borrower”), entered into a note exchange agreement with Noctua Fund Manager, LLC, a Delaware limited liability company (the “Holder”) requiring the issuance this promissory note to the holder in the amount of $13,862 (the “Exchange Agreement,” a copy of which has been attached hereto as Exhibit A). The Holder and the Borrower may hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained herein, and for good and valuable consideration, receipt of which is hereby acknowledged, the Borrower hereby issues this convertible promissory note and the Parties hereby agree as follows:

1            Issuance of Note.  Upon the following terms and conditions, the Borrower hereby issues to the Holder, and the Holder hereby accepts from the Borrower, this convertible promissory note (the “Note”) in the aggregate principal amount of Thirteen Thousand Eight Hundred and Sixty Two Dollars (US$13,862), convertible into shares of the Borrower's common stock, par value $0.01 per share (the “Common Stock”), due and payable on or before November 15, 2009 (the “Maturity Date”). The Borrower and the Holder are executing and delivering this Note in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

2.           Interest.  Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to five percent (5%), of the Note, payable upon the Maturity Date at the option of the Holder in (i) cash, or (ii) in registered shares of Common Stock. If Holder elects to receive interest in Common Stock, the price of the Common Stock shall be determined in accordance with Section 2 herein. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

3.           Conversion of Note.                                                      The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, into fully paid and nonassessable shares of the common stock of the Borrower as such stock exists on the date of issuance of this Note, or is hereafter be changed or reclassified, at a “Conversion Price” equal to $0.01 per share; provided, however,  the Holder shall not be entitled to convert an amount of the Note which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date; provided, however, the Holder may waive the limitations set forth herein with written consent from the Borrower by written notice of not less than sixty-one (61) days to the Borrower. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

4.           Conversion Privileges.  The conversion privileges of this Note shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default.

5.           Default.     The non-payment by the Borrower of the required principal and interest payment due upon the Maturity Date for more than twenty days after such date shall be an “Event of Default”.

6.           Entire Agreement; Amendment.  This Note and the Exchange Agreement contains the entire understanding and agreement of the Parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Exchange Agreement, neither the Borrower nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Note may be waived or amended other than by a written instrument signed by the Borrower and the Holder holding at least a majority of the principal amount of the Note then held by the Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holder (and their permitted assigns) and the Borrower.

7.           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy, e-mail or facsimile transmission at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Borrower, to: CoConnect, Inc. 2038 Corte del Nogal, Suite 110 Carlsbad, California 92011 Fax: (760) 804-8845	If to the Holder, to: Noctua Fund Manager, LLC E-mail:

8.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Florida without reference to applicable conflict of law principles.  All Parties consent to the exclusive jurisdiction of the Federal Court or any state court sitting in Florida in any action, suit or other proceeding arising out of or relating to this Note and each Party irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO.  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Note shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

9.           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. This Note, and all of the terms and conditions described herein, is assignable and may be transferred sold, or pledged, hypothecated or otherwise granted as security freely by the Holder. The Borrower may not assign any of its obligations under this Note without the consent of the Holder.

10.           Shareholder Status.  The Holder shall not have rights as a shareholder, including any voting right, of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

11.           Counterparts.  This Nte may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Parties hereto, it being understood that all Parties need not sign the same counterpart.

12.           Further Assurances.  From and after the date of this Note, upon the request of the Holder or the Borrower, the Borrower and the Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Note

13.           Acknowledgments and Assent.  The Parties individually and collectively acknowledge that they have been given adequate time to consider this Note and that they were advised to consult with an independent attorney prior to signing this Note and that they have in fact consulted with counsel of their own choosing prior to executing this Note. The Parties agree that they have read this Note and understand the content herein, and freely and voluntarily assent to all of the terms herein.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Borrower has signed and sealed this Note and delivered it as of the date first set forth above.

COCONNECT, INC. A Nevada corporation /s/ Mark L. Baum
By: Mark L. Baum, Esq. Its: President

FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

LIST OF EXHIBITS

Exhibit A…………Exchange Agreement

________NFM _______Company
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